EXHIBIT 23(b)


                      Consent of Independent Accountants


     We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Reckson Associates Realty Corp. Stock Option Plan of Reckson Associates Realty Corp. (the "Company") for the registration of 3,000,000 shares of common stock, of our report dated February 25, 1997, except for Note 14, as to which the date is March 12, 1997, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for year ended December 31, 1996 and the period June 3, 1995 to December 31, 1995 and the combined financial statements of the Reckson Group for the period January 1, 1995 to June 2, 1995 and for the year ended December 31, 1994, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference therein of: (i) our report dated February 23, 1996, with respect to the combined statement of revenues and certain expenses of the Westchester Properties for the year ended December 1, 1995, included in the Company's Form 8-K/A filed with the Securities and Exchange Commission on March 27, 1996, (ii) our report dated September 20, 1996, with respect to the combined statement of revenues and certain expenses of the Landmark Square Properties for the year ended December 31, 1995, included in the Company's Form 8-K filed with the Securities and Exchange Commission on October 1, 1996, (iii) our report dated September 16, 1996, with respect to the combined statements of revenues and certain expenses of the Certain Option Properties for the years ended December 31, 1995, 1994 and 1993, included in the Company's Form 8-K filed with the Securities and Exchange Commission on October 1, 1996,
(iv) our report dated February 4, 1997, with respect to the combined statement of revenues and certain expenses of the New Jersey Portfolio for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on February 19, 1997, (v) our report dated January 16, 1997, with respect to the statement of revenues and certain expenses of the Uniondale Office Property for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on February 19, 1997, (vi) our report dated January 17, 1997, with respect to the combined statement of revenues and certain expenses of the Hauppage Portfolio for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on February 19, 1997, (vii) our report dated May 23, 1997 with respect to the statement of revenues and certain expenses of 710 Bridgeport Avenue for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on June 12, 1997, and (viii) our report dated May 16, 1997 with respect to the statement of revenues and certain expenses of the Shorthills Office Center for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on June 12, 1997, and (ix) our report dated July 22, 1997 with respect to the statement of revenues and certain expenses of Garden City Plaza for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on September 9, 1997.



                                        /s/ Ernst & Young LLP


New York, New York
January 28, 1998